                                                                  Exhibit 23.2



The Board of Directors
Sonic Solutions:

We consent to incorporation by reference in the Form S-3 registration statement of Sonic Solutions of our report dated April 29, 1997, relating to the balance sheets of Sonic Solutions as of March 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 1997 and all related schedules, which report appears in the March 31, 1997 annual report on Form 10-K of Sonic Solutions.


                                        /s/ KPMG Peat Marwick LLP
                                        ---------------------------------
                                        KPMG Peat Marwick LLP


San Francisco, California
April 20, 1998